Exhibit 10.16
                                                                   -------------

                       THE KELLY-SPRINGFIELD TIRE COMPANY
                                     (KELLY)

                                       AND

                                 TBC CORPORATION
                                      (TBC)

                               10-YEAR COMMITMENT


         This Commitment, made this 21st day of March, 1994, by and between THE KELLY-SPRINGFIELD TIRE COMPANY, a Maryland corporation (hereinafter called "Kelly"), and TBC CORPORATION, a Delaware corporation, of Memphis, Tennessee (hereinafter called "TBC"), WITNESSETH:

         Kelly has been supplying tires to TBC and TBC has been purchasing tires from Kelly since 1963.

         Kelly and TBC now desire to strengthen their business relationship by pledging continued support to each other for the next 10 years as they look ahead to the 21st century and to new growth and strong leadership in the custom brands segment of the replacement tire industry.

         As a long-term reliable supplier, Kelly pledges the following levels of support to TBC over the next 10 years: The assignment of a tire engineer to work closely with TBC's purchasing and engineering group to provide TBC with the latest and most innovative technology; continued high levels of inventory availability through the joint pursuit of advanced methods to determine the most accurate and efficient production and inventory levels required to meet current and future demand; and exchange of such marketing information which will allow both companies to achieve the highest levels of service to each other in all areas of their individual operations.

         As a long-term reliable customer, TBC pledges over the next 10 years continued loyalty in its purchases of products manufactured by Kelly as these business partners strive to provide state-of-the-art tire products to their customers, current and new, both in the United States and abroad, as they carry the replacement tire market into the 21st century and beyond as leaders in the industry.

         While this commitment is subject to the changing needs of both business partners and to the changing needs of the replacement tire market, and to the terms and provisions of the parties' October 1, 1977 Supply Agreement, Kelly and TBC agree to a long-term pledge of cooperation and teamwork as they strive to build and grow their own companies and the entire custom brands market in the replacement tire industry.

                                      THE KELLY-SPRINGFIELD TIRE COMPANY

                                      By     /s/ Lee N. Fiedler
                                         -------------------------------


                                      TBC CORPORATION

                                      By     /s/ Marvin E. Bruce
                                         -------------------------------



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